EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares of Beneficial Interest, par value $0.01 per share, of Ares Core Infrastructure Fund (this “Agreement”), is being filed, and all amendments thereto will be filed, by Ares Holdings L.P. as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated May 14, 2025

Ares Management Holdings L.P.

By:	Ares Holdco LLC
Its:	General Partner

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Holdings L.P.

By:	Ares Holdco LLC
Its:	General Partner

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Holdco LLC

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Management Corporation

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Voting LLC

By:	Ares Partners Holdco LLC
Its:	Sole Member

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Partners Holdco LLC

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory

Ares Management GP LLC

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Authorized Signatory